Exhibit 10.1

AMENDMENT TO
STOCK OPTION AGREEMENTS
[D. Nielsen]

This Amendment to Stock Option Agreements (this “Amendment”) is made and entered into as of October 3, 2016, by and between CommunityOne Bancorp, a North Carolina corporation (the “Company) and David L. Nielsen (the “Participant”).

WHEREAS, the Company and the Participant are parties to a Stock Option Agreement dated October 1, 2014 and a Stock Option Agreement dated July 31, 2015 (the “October 11, 2014 Option Agreement” and the “July 31, 2015 Option Agreement”, respectively);

WHEREAS, the Company is party to an Agreement and Plan of Merger by and between Capital Bank Financial Corp. and the Company, dated as of November 22, 2015 (the “Merger Agreement”);
WHEREAS, the Company and the Participant desire to amend the October 1, 2014 Option Agreement and the July 31, 2015 Option Agreement to provide that to the extent that the Options (as defined under such agreements) covered by such agreements are unvested as of immediately prior to the Effective Time, the term of such unvested Options shall expire and terminate immediately prior to the Effective Time (to the extent not previously forfeited);
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt of which the parties acknowledge, the Company and the Participant agree as follows:
1. Each of the October 1, 2014 Option Agreement and the July 31, 2015 Option Agreement is hereby amended to add the following at the end of Section 1(d):
Notwithstanding anything to the contrary herein, to the extent that any of the Options are unvested as of immediately prior to the Effective Time (as defined in the Merger Agreement), the term of such Options shall expire and terminate immediately prior to the Effective Time (to the extent such Options are not previously forfeited). “Merger Agreement” means the Agreement and Plan of Merger by and between Capital Bank Financial Corp. and the Company, dated as of November 22, 2015.
2. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written below.

COMMUNITYONE BANCORP    PARTICIPANT:

By: ___/s/ Robert L. Reid _____ ___/s/ David L. Nielsen _____

Title: _President & CEO________    Date: _____10/3/2016______

Date: _10/3/2016______________

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